EXHIBIT 10.6

C HARITABLE G IFT A GREEMENT This Gift Agreement (the “Agreement”) is made as of June 3 , 2019 (the “Effective Date”) by and between RenovaCare, Inc . (the “Donor”) and the University of Pittsburgh – of the Commonwealth System of Higher Education, a Pennsylvania non - profit corporation (the “University”) . In consideration of the mutual promises and covenants herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows : 1. Gift . The Donor agrees to give $ 250 , 000 to the University for the purpose described below (the “Gift”) . The Gift shall be paid quarterly, with the first payment on or before July 1 , 2019 . 2. Use of Gift . The Gift is being given to support the University’s scientific research activities at the McGowan Institute for Regenerative Medicine through its Gerlach Laboratory . The Gerlach Laboratory has been, and continues to be, engaged in investigations and research of regenerative medicine technologies, including skin stem cells and their therapeutic potential in skin regeneration . The gift will be used for general support of the activities of the laboratory, including salaries for a researcher and research coordinator, and shall be used for such expenses which are incurred subsequent to the date of the first payment by the Donor and not for expenses incurred prior thereto . The gift is not intended to be used for overhead expenses . The use of the Gift shall be under the direction of William R . Wagner, PhD, as Director of the McGowan Institute . The Donor, the University, and Dr . Gerlach agree that no data, results, or conclusions arising from research in Professor Gerlach’s laboratory will be communicated to the Donor prior to the information becoming publicly available . The Gift funds shall be used for the purpose described herein unless the parties agree in writing to an alternative use . The parties acknowledge and agree that (i) the Gift is not in lieu of any other payments due to the University or its faculty pertaining to any research, consulting, or other agreements and (ii) any funding or materials provided by the Donor in support of a specific research project to be undertaken by the University that will be focused on the evaluation or further development of any intellectual property owned by, or optioned or licensed to, the Donor shall be classified as a sponsored research project and properly documented through the University’s Office of Research . 3. Nature of Gift . This Gift is a charitable donation without any expectation of any financial benefit in return to the Donor . The parties understand and agree that funding provided by the Donor is not contingent in any way upon any agreement by the University to purchase or recommend, or arrange for the purchase or recommending of, any service, product, goods or equipment manufactured, provided or sold by the Donor . This Gift will be managed by the University in accordance with its policies and procedures, including its Industry Relationship Policy ( www . coi . pitt . edu/industryrelationships/policy . htm ) . 4. Confidentiality . Recognition of this donation in the University’s donor listings will be in the corporate name identified in this Agreement, unless otherwise indicated by the Donor . It is agreed that a public announcement or press release concerning this Agreement or the participation of the parties shall be made, only withthe prior consent of both parties . Except as provided herein, each party agrees not to use the name, logo, or image of the other party in any written public statement without express written consent of the other party . 5. Termination ; Governing Law ; Entire Agreement ; Counterparts . The term of this Agreement commences on the Effective Date and shall terminate at the end of the calendar quarter in which Gift funds have been fully expended . This Agreement shall be governed by and subject to the laws of the Commonwealth of Pennsylvania, excluding its choice of law provisions . This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter of this Agreement, there being no prior written or oral promises or representations not incorporated herein with respect to such matters . This Agreement may be executed in any number of counterparts, all of which shall constitute one DocuSign Envelope ID: 0F990025 - BDDB - 4B95 - 9B03 - 689A9C5E7568

RenovaCare, Inc. By: Name: Jatinder S. Bhogal Title: Chief Operating Officer UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION By: Name: Kristin Davitt Ti t le: Vice Chancellor, Development and Alumni Relations The terms and conditions of this Charitable Gift Agreement are hereby acknowledged by: William R. Wagner, PhD Jörg C. Gerlach, MD, PhD DocuSign Envelope ID: 0F990025 - BDDB - 4B95 - 9B03 - 689A9C5E7568 Charitable Gift Agreement – University of Pittsburgh Page 2 of 2 agreement . If any provision of this Agreement is found to conflict with or violate any federal or state law or regulation, then that provision will be modified to bring the language into compliance with the conflicting law or regulation . IN WITNESS WHEREOF , the parties hereto have entered into this Agreement as of the Effective Date set forth above.